SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES

EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

SEVION THERAPEUTICS, INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

SEVION THERAPEUTICS, INC.

10210 Campus Point Drive, Suite 150

San Diego, California 92121

To Our Stockholders:

You are cordially invited to attend the Special Meeting (the “Meeting”) of Stockholders of Sevion Therapeutics, Inc. at 10:00 A.M., local time, on [•], 2017, at the offices of Morgan, Lewis & Bockius LLP at 502 Carnegie Center Drive, Princeton, New Jersey 08540.

The Notice of Meeting and proxy statement on the following pages describe the matters to be presented at the Meeting and other information you may find useful in determining how to vote. The proxy card is the means by which you actually authorize another person to vote your shares in accordance with your instructions.

We are mailing this proxy statement and the enclosed proxy card to stockholders on or about [•], 2017.

It is important that your shares be represented at this meeting to assure the presence of a quorum. Whether or not you plan to attend the Meeting, we hope that you will have your stock represented by voting as soon as possible, by signing, dating and returning your proxy card in the enclosed envelope, which requires no postage if mailed in the United States, or if your shares are held in “street name,” meaning your shares are held of record by a broker, bank or other nominee, you may vote by instructing your broker, bank or nominee how to vote your shares using the voting instruction form furnished by your broker, bank or nominee. Submitting a proxy by mailing a proxy card or by instructing your broker, bank or nominee how to vote your shares will ensure your shares are represented at the Meeting. You may also vote electronically via the Internet or by telephone.

Thank you for your continued support.

Sincerely,

/s/ David Rector

David Rector
Chief Executive Officer

SEVION THERAPEUTICS, INC.

10210 Campus Point Drive, Suite 150

San Diego, California 92121

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

To Be Held [•], 2017

The Special Meeting of Stockholders (the “Meeting”) of Sevion Therapeutics, Inc., a Delaware corporation (the “Company”), will be held at the offices of Morgan, Lewis & Bockius LLP at 502 Carnegie Center Drive, Princeton, New Jersey 08540 on [•], 2017, at 10:00 A.M., local time, for the following purpose: (capitalized terms are defined in the attached proxy statement).

1.	To approve the adoption of an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split at a ratio of not less than 1-for-2 and not more than 1-for-100, such ratio and the implementation and timing of such reverse stock split to be determined in the discretion of our Board of Directors at any time prior to the completion of the Transaction (as defined below).

2.	To approve one or more adjournments to the Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Meeting cast in favor of Proposal No. 1; and

3.	To transact such other business as may properly come before the Meeting or any adjournment or adjournments thereof.

The holders of Common Stock of the Company (the “Stockholders”) of record at the close of business on November 6, 2017 (the “Record Date”), are entitled to notice of and to vote at the Meeting, or any adjournment or adjournments thereof. A complete list of such Stockholders will be open to the examination of any Stockholder at the Company’s principal executive offices at 10210 Campus Point Drive, Suite 150, San Diego, California 92121 for a period of ten (10) days prior to the Meeting and at the offices of Morgan, Lewis & Bockius LLP at 502 Carnegie Center Drive, Princeton, New Jersey 08540 on the day of the Meeting. The Meeting may be adjourned from time to time without notice other than by announcement at the Meeting; provided, however, if the adjournment is for more than thirty (30) days after the date of the Meeting, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting is required to be given to each Stockholder.

It is important that your shares be represented regardless of the number of shares you may hold. Whether or not you plan to attend the meeting in person, please complete, date, sign and return the enclosed proxy card promptly in the enclosed return envelope, or if your shares are held in “street name,” meaning your shares are held of record by a broker, bank or other nominee, you may vote by instructing your broker, bank or nominee how to vote your shares using the voting instruction form furnished by your broker, bank or nominee. Submitting a proxy by mailing a proxy card or by instructing your broker, bank or nominee how to vote your shares will ensure your shares are represented at the Meeting. You may also vote electronically via the internet or by telephone. The prompt return of proxies will ensure a quorum and save the company the expense of further solicitation. Each proxy granted may be revoked by the Stockholder appointing such proxy at any time before it is voted. If you receive more than one proxy card because your shares are registered in different names or addresses, each proxy should be signed and returned to ensure that all of your shares will be voted.

Please vote promptly whether or not you expect to attend the Meeting.

THE COMPANY’S BOARD OF DIRECTORS HAS DETERMINED AND BELIEVES THAT THE PROPOSALS OUTLINED ABOVE ARE ADVISABLE, FAIR AND IN THE BEST INTERESTS OF THE COMPANY AND ITS STOCKHOLDERS AND HAS UNANIMOUSLY APPROVED SUCH PROPOSALS. THE COMPANY’S BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE COMPANY’S STOCKHOLDERS VOTE “FOR” EACH SUCH PROPOSAL.

Important Notice Regarding the Availability of

Proxy Materials for the Special Meeting of Stockholders to be held on [•], 2017

Our proxy statement is attached. Financial and other information concerning our company is contained in our Annual Report for the fiscal year ended June 30, 2017. We have elected to provide access to our proxy materials both by sending you this full set of proxy materials, including a proxy card, and by notifying you of the availability of our proxy materials on the Internet. This proxy statement is available at www.seviontherapeutics.com.

By Order of the Board of Directors

/s/ James Schmidt

James Schmidt

Secretary

San Diego, California

[•], 2017

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents referred to in this proxy statement, may contain forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. You can identify these statements by words such as “expect,” “anticipate,” “intend,” “plan,” “believe,” “seek,” “estimate,” “may,” and “continue” or the negative thereof or other variations thereon or similar terminology. You should read statements that contain these words carefully. Such forward-looking statements may include statements about our plans, objectives, expectations and intentions and information concerning possible or assumed future results of operations of our Company. These forward-looking statements are made on the basis of the current beliefs, expectations, and assumptions of management, are not guarantees of performance, and are subject to significant risks and uncertainty. Please read carefully the risks detailed in this proxy statement and our current filings with the U.S. Securities and Exchange Commission, including our most recent filings on Forms 10-K and 10-Q. You should not place undue reliance on forward-looking statements. The statements made in this proxy statement represent our views as of the date of this proxy statement, and you should not assume that the statements made herein remain accurate as of any future date. Moreover, we assume no obligation to update forward-looking statements or update the reasons actual results could differ materially from those anticipated in forward-looking statements, except as required by law.

SEVION THERAPEUTICS, INC.

10210 Campus Point Drive, Suite 150

San Diego, California 92121

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation by the Board of Directors, or the Board, of Sevion Therapeutics, Inc., a Delaware corporation, referred to herein as the Company, Sevion, we, us or our, of proxies to be voted at our special meeting of stockholders to be held on [•], 2017, referred to herein as the Meeting, at the offices of Morgan, Lewis & Bockius LLP at 502 Carnegie Center Drive, Princeton, New Jersey 08540, at 10:00 A.M., local time, and at any adjournment or adjournments thereof. The holders of record of our Common Stock, $0.01 par value per share, also referred to herein as Common Stock, as of the close of business on November 6, 2017, also referred to herein as the Record Date, will be entitled to notice of and to vote at the Meeting and any adjournment or adjournments thereof. As of the Record Date, there were 51,414,613 shares of our Common Stock issued and outstanding and entitled to vote. Each share of our Common Stock is entitled to one (1) vote on any matter presented at the Meeting.

If proxies in the accompanying form are properly voted and received, the shares of our Common Stock represented thereby will be voted in the manner specified therein. If not otherwise specified, the shares of our Common Stock represented by the proxies will be voted:

1.	FOR the proposal to approve the adoption of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio of not less than 1-for-2 and not more than 1-for-100, such ratio and the implementation and timing of such reverse stock split to be determined in the discretion of our Board of Directors at any time prior to the completion of the Transaction (as defined below);

2.

FOR the proposal to approve one or more adjournments to the Meeting, if necessary or appropriate, to permit further solicitation of proxies if there are not sufficient votes at the time of the Meeting cast in favor of Proposal No. 1; and

3.	In the discretion of the persons named in the enclosed form of proxy, FOR any other proposals which may properly come before the Meeting or any adjournment or adjournments thereof.

We must have a “quorum” to conduct business at the Meeting. The presence, in person or by proxy, of holders of shares of our Common Stock having a majority of the votes entitled to be cast at the Meeting shall constitute a quorum.

For shares held in “street name” through a broker or other nominee, the broker or nominee is generally required to vote such shares in the manner directed by its customer. In the absence of timely customer direction, the broker or nominee is permitted to exercise voting discretion only with respect to “routine” matters to be acted upon, and is not permitted to exercise voting discretion with respect to “non-routine” matters. If a stockholder does not give timely customer direction to its broker or nominee with respect to a “non-routine” matter, the shares represented thereby cannot be voted by the broker or nominee, also known as a “broker non-vote,” but will be counted in determining whether there is a quorum. Of the proposals described in this Proxy Statement, Proposal No. 1 and No. 2 are considered “routine” matters.

Proposal No. 1—Approval of Reverse Split. Approval of the adoption of an amendment to the Company’s Amended and Restated Certificate of Incorporation to effect a reverse stock split at a ratio of not less than 1-for-2 and not more than 1-for-100, such ratio and the implementation and timing of such reverse stock split to be determined in the discretion of our Board of Directors at any time prior to the completion of the Transaction (as defined below), requires the affirmative vote of our stockholders representing a majority of the outstanding shares of Common Stock as of the Record Date. Brokers are authorized to vote without instructions on this proposal. Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, and are counted as a vote against the foregoing proposal for purposes of determining whether the proposal is approved.

Proposal No. 2—Approval of One or More Adjournments to the Meeting. Approval of one or more adjournments to the Meeting, if necessary, to permit further solicitation of proxies if there are not sufficient votes at the time of the Meeting cast in favor of Proposal No. 1, requires the affirmative vote of a majority of the shares of Common Stock voting in person at the Meeting or by proxy. Brokers are authorized to vote without instructions on this proposal. Abstentions are included in the shares present at the Meeting for purposes of determining whether a quorum is present, and are counted as a vote against the foregoing proposal for purposes of determining whether the proposal is approved.

Your vote is very important. Stockholders may vote their shares by using the proxy card enclosed with this proxy statement. All properly completed proxy cards delivered pursuant to this solicitation, whether via mail, telephone or the Internet, and not revoked will be voted at the Meeting in accordance with the directions given. You may vote in favor of, against, or you may abstain from, voting on the proposal. You should specify your respective choice on the proxy card. If you do not give specific instructions with regard to the matters to be voted upon, the shares of Common Stock represented by your completed proxy card will be voted in accordance with the Board of Director’s recommendation. We strongly encourage you to submit your voting instructions and exercise your right to vote as a stockholder.

You may revoke your proxy and reclaim your right to vote up to and including the day of the Meeting by giving written notice of your revocation to the Corporate Secretary of Sevion, by timely delivery of a later dated proxy (including a telephone or Internet vote) or by voting in person at the Meeting. All written notices of revocation and other communications with respect to revocations of proxies should be addressed to: Corporate Secretary, Sevion Therapeutics, Inc., 10210 Campus Point Drive, Suite 150, San Diego, California 92121.

On or about [•], 2017 this proxy statement, together with the related proxy card, is being mailed to our stockholders of record as of the Record Date.

Our Common Stock is quoted on the OTCQB Marketplace, operated by the OTC Markets Group, under the symbol “SVON”. On the Record Date, the closing price for the Common Stock as reported by OTCQB Marketplace was $0.29 per share.

PROPOSAL NO. 1

APPROVAL OF THE ADOPTION OF AN AMENDMENT TO THE COMPANY’S AMENDED AND RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO EFFECT A REVERSE STOCK SPLIT AT A RATIO OF NOT LESS THAN 1-FOR-2 AND NOT MORE THAN 1-FOR-100, SUCH RATIO AND THE IMPLEMENTATION AND TIMING OF SUCH REVERSE STOCK SPLIT TO BE DETERMINED IN THE DISCRETION OF OUR BOARD OF DIRECTORS AT ANY TIME PRIOR TO THE COMPLETION OF THE TRANSACTION

Our Board of Directors has unanimously approved and declared advisable an amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse stock split of all issued and outstanding shares of our Common Stock, in a ratio of not less than 1-for-2 and not more than 1-for-100, in order to, among other things, assist the Company with its application to list its Common Stock on The Nasdaq Capital Market (as described below). The precise ratio of the proposed reverse stock split shall be a whole number within this range, determined in the sole discretion of our Board of Directors. It is expected that such determination, if any, shall occur at some time on or prior to completion of the Transaction (as defined below). By approving this proposal, stockholders will give our Board of Directors authority, but not the obligation, to effect the reverse stock split and full discretion to approve the ratio at which shares of Common Stock will be automatically reclassified, from and including a ratio of 1-for-2 and up to and including a ratio of 1-for-100. Our Board of Directors believes that providing our Board of Directors with this grant of authority with respect to setting the reverse split ratio, rather than approval of a pre-determined reverse stock split ratio, will give our Board of Directors the flexibility to set the ratio in accordance with current market conditions and, therefore, allow our Board of Directors to act in the best interests of the Company and our stockholders.

In determining the ratio following the receipt of stockholder approval, our Board of Directors may consider, among other things, factors such as:

•	the historical trading price and trading volume of our Common Stock;

•	the then-prevailing trading price and trading volume of our Common Stock and the anticipated impact of the reverse stock split on the trading market for our Common Stock;

•	the number of shares of our Common Stock then outstanding, and the number of shares of Common Stock issuable upon exercise of options and warrants then outstanding;

•	the anticipated impact of a particular ratio on our ability to reduce administrative and transactional costs;

•	prevailing general market and economic conditions; and

•	the initial listing criteria of The Nasdaq Capital Market.

If our stockholders approve this proposal and our Board of Directors does not otherwise abandon the amendment contemplating the reverse stock split, we will file a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware (the “Delaware Secretary of State”) to effect the proposed reverse stock split, in the form attached to this proxy statement as Appendix A. Our Board of Directors has approved and declared advisable the proposed amendment to the Company’s Amended and Restated Certificate of Incorporation as set forth in the Certificate of Amendment, in the form attached to this proxy statement as Appendix A. If the proposed reverse stock split is effected, then the number of issued and outstanding shares of our Common Stock would be reduced. Our Board of Directors has reserved the right to abandon the amendment at any time before the effectiveness of the filing of the Certificate of Amendment with the Delaware Secretary of State, even if the adoption of the amendment is approved by the stockholders. If the Certificate of Amendment is not filed with the Delaware Secretary of State prior to June 30, 2018, our Board of Directors will abandon the amendment and the reverse stock split will not be effected. Thus, the Board of Directors, at its discretion, may cause the filing of the Certificate of Amendment (following stockholder approval) to effect the reverse stock split or abandon the amendment and not effect the reverse stock split if it determines that any such action is or is not in the best interests of our Company and stockholders.

Purpose of Proposed Reverse Stock Split

On May 31, 2017, the Company, Sevion Sub Ltd., an Israeli company (“Acquisition Sub”), which is a wholly-owned subsidiary of the Company, and Eloxx Pharmaceuticals Ltd., an Israeli company ( “Eloxx”), entered into an Agreement (the “Agreement”), pursuant to which, subject to the satisfaction or waiver of the conditions set forth in the Agreement, Acquisition Sub will merge with and into Eloxx, with Eloxx becoming the surviving corporation and a wholly-owned subsidiary of the Company (the “Transaction”). We are submitting this proposal to our stockholders for approval in connection with the Agreement and the Transaction.

In connection with the Transaction, we have submitted an application to The Nasdaq Capital Market for “uplisting” of our Common Stock from the OTCQB Marketplace to The Nasdaq Capital Market. The Nasdaq Capital Market requires, among other criteria, an initial bid price of at least $3.00 per share and, following initial listing, maintenance of a continued price of at least $1.00 per share. On the Record Date, the sale price of our Common Stock on the OTCQB was $0.29 per share. A decrease in the number of issued and outstanding shares of our Common Stock resulting from the reverse stock split should, absent other factors, assist in ensuring that our per share market price of our Common Stock remains above the required price. However, we cannot provide any assurance that (i) we will pursue a listing on The Nasdaq Capital Market, or (ii) even if we do, our minimum bid price would remain over the minimum bid price requirement of The Nasdaq Capital Market following the reverse stock split.

We believe increasing the trading price of our Common Stock will assist in meeting the initial listing criteria of The Nasdaq Capital Market and is our best option to meet the initial bid price criteria to obtain an initial listing. Accordingly, we believe that the reverse stock split is in our stockholders’ best interests.

In addition, an increase in the per share trading value of our Common Stock would be beneficial to us because it would:

•	improve the perception of our Common Stock as an investment security;

•	reset our stock price to more normalized trading levels in the face of potentially extended market dislocation;

•	appeal to a broader range of investors to generate greater investor interest in us; and

•	reduce stockholder transaction costs because investors would pay lower commission to trade a fixed dollar amount of our stock if our stock price were higher than they would if our stock price were lower.

Potential Effects of the Proposed Reverse Stock Split

If this proposal is approved and the reverse stock split is effected, the reverse stock split will be realized simultaneously and in the same ratio for all of our issued and outstanding shares of Common Stock. The immediate effect of a reverse stock split would be to reduce the number of shares of our Common Stock outstanding and to increase the trading price of our Common Stock.

However, we cannot predict the effect of any reverse stock split upon the market price of our Common Stock over an extended period, and in many cases, the market value of a company’s Common Stock following a reverse stock split declines, in many cases, because of variables outside of a company’s control (such as market volatility, investor response to the news of a proposed reverse stock split and the general economic environment). We cannot assure you that the trading price of our Common Stock after the reverse stock split will rise in inverse proportion to the reduction in the number of shares of our Common Stock outstanding as a result of the reverse stock split. Also, we cannot assure you that a reverse stock split would lead to a sustained increase in the trading price of our Common Stock. The trading price of our Common Stock may change due to a variety of other factors, including our operating results and other factors related to our business and general market conditions. You should also keep in mind that the implementation of a reverse stock split does not have an effect on the actual or intrinsic value of our business or a stockholder’s proportional ownership in our Company. However, should the overall value of our Common Stock decline after the proposed reverse stock split, then the actual or intrinsic value of the shares of our Common Stock held by you will also proportionately decrease as a result of the overall decline in value.

Examples of Potential Reverse Stock Split at Various Ratios. The table below provides examples of reverse stock splits at various ratios up to 1-for-100, without giving effect to the treatment of fractional shares. The actual number of shares outstanding after giving effect to the reverse stock split, if effected, will depend on the actual ratio that is determined by our Board of Directors in accordance with the amendment to the Company’s Amended and Restated Certificate of Incorporation.

Shares outstanding at November 6, 2017	Reverse Stock Split Ratio	Shares outstanding after Reverse Stock Split	Reduction in Shares Outstanding
51,414,613	1-for-2	25,707,306	50%
51,414,613	1-for-5	10,282,922	80%
51,414,613	1-for-10	5,141,461	90%
51,414,613	1-for-50	1,028,292	98%
51,414,613	1-for-100	514,146	99%

The resulting decrease in the number of shares of our Common Stock outstanding could potentially adversely affect the liquidity of our Common Stock, especially in the case of larger block trades.

Effects on Ownership by Individual Stockholders. If we implement a reverse stock split, the number of shares of our Common Stock held by each stockholder would be reduced by multiplying the number of shares held immediately before the reverse stock split by the appropriate ratio and then rounding down to the nearest whole share. We would pay cash to each stockholder in lieu of any fractional interest in a share to which each stockholder would otherwise be entitled as a result of the reverse stock split, as described in further detail below. The reverse stock split would not affect any stockholder’s percentage ownership interest in our Company or proportionate voting power, except to the extent that interests in fractional shares would be paid in cash.

Effect on Restricted Stock Units, Stock Options, Warrants. In addition, we would adjust all outstanding shares of any restricted stock units, stock options and warrants entitling the holders to purchase shares of our Common Stock as a result of the reverse stock split, as required by the terms of these securities. In particular, we would reduce the conversion ratio for each security, and would increase the exercise price in accordance with the terms of each security based on the 1-for-2, up to 1-for-100 ratio of the reverse stock split (i.e., the number of shares issuable under such securities would decrease by 50%, up to 99%, respectively, and the exercise price per share would be multiplied by 2, up to 100, respectively). Also, we would reduce the number of shares reserved for issuance under our existing 2008 Incentive Compensation Plan, or the 2008 Plan, proportionately based on the ratio of the reverse stock split. A reverse stock split would not otherwise affect any of the rights currently accruing to holders of our Common Stock, or options or warrants exercisable for our Common Stock.

Other Effects on Issued and Outstanding Shares. If we implement a reverse stock split, the rights pertaining to the issued and outstanding shares of our Common Stock would be unchanged after the reverse stock split. Each share of our Common Stock issued following the reverse stock split would be fully paid and nonassessable.

The reverse stock split would result in some stockholders owning “odd-lots” of less than 100 shares of our Common Stock. Brokerage commissions and other costs of transactions in odd-lots are generally higher than the costs of transactions in "round-lots" of even multiples of 100 shares.

After the effective time, our Common Stock will have a new Committee on Uniform Securities Identification Procedures (CUSIP) number, which is a number used to identify our equity securities, and stock certificates with the older CUSIP number will need to be exchanged for shares of Common Stock with the new CUSIP number by following the procedures described below. However, until such exchange is made, the old stock certificates will automatically represent the new, post-split number of shares. After the reverse stock split, we will continue to file periodic reports and comply with other requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our Common Stock will continue to be listed on the OTCQB under the symbol “SVON” until such time as we change our ticker symbol to reflect the planned change of our corporate name to Eloxx Pharmaceuticals, Inc. in connection with closing of the Transaction.

Authorized Shares of Stock

The reverse stock split would affect all issued and outstanding shares of Common Stock and outstanding rights to acquire Common Stock. We will not change the number of shares of Common Stock currently authorized. However, upon the effectiveness of the reverse stock split, the number of authorized shares of Common Stock that are not issued or outstanding would increase due to the reduction in the number of shares of Common Stock issued and outstanding as a result of the reverse stock split.

As of the Record Date, we had (i) 505,000,000 shares of authorized Common Stock, of which 51,414,613 shares of Common Stock, par value $0.01 per share, were issued and outstanding, and (ii) 5,000,000 shares of authorized preferred stock, par value $0.01 per share, of which no shares were issued and outstanding. If we issue additional shares, the ownership interest of holders of Common Stock will be diluted.

We will reserve for issuance any authorized but unissued shares of Common Stock that would be made available as a result of the proposed reverse stock split.

We do not have any plans, arrangements or understandings for the remaining portion of the authorized but unissued shares that will be available following the reverse stock split.

Procedure for Effecting the Proposed Stock Split and Exchange of Stock Certificates

If stockholders approve this proposal and our Board of Directors does not otherwise abandon the amendment contemplating the reverse stock split, we will file with the Delaware Secretary of State a Certificate of Amendment to our Amended and Restated Certificate of Incorporation, in the form attached to this proxy statement as Appendix A. The reverse stock split will become effective at the time and on the date of filing of, or at such later time as is specified in, the Certificate of Amendment, which we refer to as the “effective time.” Beginning at the effective time, each certificate representing shares of Common Stock will be deemed for all corporate purposes to evidence ownership of the number of whole shares into which the shares previously represented by the certificate were combined pursuant to the reverse stock split.

Upon the reverse stock split, we intend to treat stockholders holding our Common Stock in “street name,” through a bank, broker or other nominee, in the same manner as registered stockholders whose shares are registered in their names. Banks, brokers or other nominees will be instructed to effect the reverse stock split for their beneficial holders holding our Common Stock in “street name.” However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the reverse stock split. If you hold your shares with a bank, broker or other nominee and if you have any questions in this regard, we encourage you to contact your nominee.

Following the reverse stock split, stockholders holding physical certificates must exchange those certificates for new certificates and a cash payment in lieu of any fractional shares.

Our transfer agent will advise registered stockholders of the procedures to be followed to exchange certificates in a letter of transmittal to be sent to stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered the stockholder’s outstanding certificate(s), together with the properly completed and executed letter of transmittal, to the transfer agent. Any old shares submitted for transfer, whether pursuant to a sale, other disposition or otherwise, will automatically be exchanged for new shares. Stockholders should not destroy any stock certificate(s) and should not submit any certificate(s) until requested to do so.

Fractional Shares

We would not issue fractional shares in connection with the reverse stock split. Instead, any fractional share resulting from the reverse stock split because the stockholder owns a number of shares not evenly divisible by the ratio would instead receive cash upon surrender to the exchange agent of the certificates and a properly completed and executed letter of transmittal. The cash amount to be paid to each stockholder would be equal to the resulting fractional interest in one share of our Common Stock to which the stockholder would otherwise be entitled, multiplied by the closing trading price of our Common Stock on the trading day immediately preceding the effective date of the reverse stock split. We do not anticipate that the aggregate cash amount paid by the Company for fractional interests will be material to the Company.

No Appraisal Rights

No appraisal rights are available under the General Corporation Law of the State of Delaware or under our Amended and Restated Certificate of Incorporation, as amended, or our Amended and Restated bylaws with respect to the reverse stock split. There may exist other rights or actions under state law for stockholders who are aggrieved by reverse stock splits generally.

Accounting Consequences

The par value of our Common Stock would remain unchanged at $0.01 per share after the reverse stock split. Also, our capital account would remain unchanged, and we do not anticipate that any other accounting consequences would arise as a result of the reverse stock split.

No Going Private Transaction

Notwithstanding the decrease in the number of outstanding shares following the reverse stock split, our Board of Directors does not intend for this transaction to be the first step in a “going private transaction” within the meaning of Rule 13e-3 of the Exchange Act.

Potential Anti-Takeover Effect

Securities and Exchange Commission (“SEC”) rules require disclosure and discussion of the effects of any proposal that could be used as an anti-takeover device. This proposal, if adopted and implemented, will result in a relative increase in the number of authorized but unissued shares of our Common Stock vis-à-vis the outstanding shares of our Common Stock and could, under certain circumstances, have an anti-takeover effect, although that is not the purpose or intent of the proposal. A relative increase in the number of authorized but unissued shares of Common Stock could have other effects on our stockholders, depending upon the exact nature and circumstances of any actual issuances of authorized shares. A relative increase in our authorized but unissued shares of Common Stock could potentially deter takeovers, including takeovers that our Board of Directors determines are not in the best interest of our stockholders, in that additional shares could be issued (within the limits imposed by applicable law) in one or more transactions that could make a change in control or takeover more difficult. Our Board of Directors is not aware of any attempt to take control of our business and has not considered the reverse stock split to be a tool to be utilized as a type of anti-takeover device. We currently have no plans, proposals or arrangements to issue any shares of Common Stock that would become newly available for issuance as a result of the reverse stock split.

Material U.S. Federal Income Tax Consequences of the Reverse Stock Split

The following is a summary of the material U.S. federal income tax consequences of the reverse stock split to holders of our shares. This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations promulgated thereunder, and administrative rulings and court decisions in effect as of the date of this document, all of which may be subject to change, possibly with retroactive effect. This summary only addresses holders who hold their shares as capital assets within the meaning of the Code and does not address all aspects of U.S. federal income taxation that may be relevant to holders subject to special tax treatment, such as financial institutions, dealers in securities, insurance companies, foreign persons and tax-exempt entities. In addition, this summary does not consider the effects of any applicable state, local, foreign or other tax laws.

We have not sought and will not seek any ruling from the Internal Revenue Service (the “IRS”), or an opinion from counsel with respect to the U.S. federal income tax consequences discussed below. There can be no assurance that the tax consequences discussed below would be accepted by the IRS or a court. The tax treatment of the reverse stock split to holders may vary depending upon a holder’s particular facts and circumstances.

We urge holders to consult with their own tax advisors as to any U.S. federal, state, local or foreign tax consequences applicable to them that could result from the reverse stock split.

Except as described below with respect to cash received in lieu of fractional shares, the receipt of Common Stock in the reverse stock split should not result in any taxable gain or loss to a holder for U.S. federal income tax purposes. The aggregate tax basis of the Common Stock received by a holder as a result of the reverse stock split (including the basis of any fractional share to which a holder is entitled) will be equal to the aggregate basis of the existing Common Stock exchanged for such stock. A holder’s holding period for the Common Stock received in the reverse stock split will include the holding period of the Common Stock exchanged therefor.

A holder who receives cash in lieu of a fractional share of Common Stock will be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A holder generally will recognize capital gain or loss on such deemed redemption in an amount equal to the difference between the amount of cash received and the adjusted basis of such fractional share.

Board Discretion to Implement the Reverse Stock Split

Our Board of Directors has reserved the right to abandon the amendment at any time before the effectiveness of the filing of the Certificate of Amendment with the Delaware Secretary of State, even if the adoption of the amendment is approved by the stockholders.

Required Vote

The affirmative vote of holders of a majority of the outstanding shares Common Stock as of the Record Date, is required for approval of this proposal. Therefore, abstentions and broker non-votes will have the same effect as votes against this proposal.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 1

PROPOSAL NO. 2

ADJOURNMENT PROPOSAL

In the event that there are insufficient votes, in person or represented by proxy, at the time of the Meeting to approve Proposal No. 1, the Board of Directors may move to adjourn the Meeting, if necessary or advisable, in order to enable the Board of Directors to solicit additional proxies in favor of the approval of Proposal No. 1. In that event, the Board of Directors will ask its stockholders to vote only upon the adjournment proposal and not on the other proposals discussed in this proxy statement.

Required Vote

The affirmative vote of holders of a majority of the shares of our Common Stock present in person or by proxy at the Meeting and entitled to vote is required to approve Proposal No. 2.

Recommendation of the Board of Directors

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” PROPOSAL NO. 2.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Our Common Stock is the only class of stock entitled to vote at the Meeting. Only our stockholders of record as of the close of business on the Record Date are entitled to receive notice of and to vote at the Meeting. As of the Record Date, there were [_] holders of record of our Common Stock, and we had outstanding 51,414,613 shares of our Common Stock and each outstanding share is entitled to one (1) vote at the Meeting. The following table sets forth certain information, as of the Record Date, with respect to holdings of our Common Stock by (i) each person known by us to be the beneficial owner of more than 5% of the total number of shares of our Common Stock outstanding as of such date; (ii) each of our directors, which includes all nominees, and our named executive officers; and (iii) all of our directors and our current executive officers as a group.

Name and Address of Beneficial Owner (1)	Amount and Nature of Beneficial Ownership (2)		Percent of Class (3)
(i) Certain Beneficial Owners:

OPKO Health, Inc. 4400 Biscayne Boulevard Miami, FL 33137	16,233,919	(4)	31.5%

Frost Gamma Investments Trust Miami, FL 33137	1,855,202	(5)	3.6%

(ii) Directors and Named Executive Officers:

Phillip Frost, M.D.	1,855,202	(5)	3.6%
Vaughn Smider, M.D., Ph.D.	1,090,451	(6)	2.1%
John N. Braca	376,482	(7)	*
Steven Rubin	318,658	(8)	*
James Graziano, Ph.D.	119,449	(9)	*
Miguel de los Rios, Ph.D.	130,890	(10)	*
David Rector	79,797	(11)	*
(iii) All Directors and current executive officers as a group (7 persons)	3,988,060	(12)	7.7%

*	Less than 1%

(1)	Unless otherwise provided, all addresses should be care of Sevion Therapeutics, Inc., 10210 Campus Point Dr., Suite 150, San Diego, California 92121.

(2)	Except as otherwise indicated, all shares of common stock are beneficially owned and sole investment and voting power is held by the persons named, and all third-party information is based on information contained in such person’s filings on Form 13G or Form 13D, as applicable.

(3)	Applicable percentage of ownership is based on 51,414,613, shares of our common stock outstanding as of the Record Date, plus any common stock equivalents, convertible notes and options or warrants held by such holder which are presently or will become exercisable within sixty (60) days from the Record Date.

(4)	Includes 15,893,844 shares of common stock, 4,126,822 of which were issued pursuant to the conversion of certain convertible promissory notes held by OPKO and accrued interest thereon and 1,250,007 of which were issued pursuant to the conversion of Series C convertible preferred stock, and 340,075 shares of common stock underlying warrants. Dr. Phillip Frost is the Chief Executive Officer and Chairman of the Board of Directors of OPKO. The shares of common stock held by OPKO are not deemed to be beneficially owned by Dr. Phillip Frost.

(5)	Includes 1,598,170 shares of common stock and 11,688 shares of warrants held by Frost Gamma Investments Trust, of which Dr. Phillip Frost is the trustee, and 245,344 shares of presently exercisable options held by Dr. Phillip Frost.

(6)	Includes 1,058,970 shares of common stock, 13,804 shares of common stock underlying warrants, and 17,808 shares of common stock issuable pursuant to presently exercisable options or options which will become exercisable within sixty (60) days from the Record Date. Excludes, 7,518 shares of common stock issuable pursuant to options which become exercisable after sixty (60) days from the Record Date.

(7)	Includes 100 shares of common stock and 376,382 shares of warrants issuable pursuant to presently exercisable options.

(8)	Includes 318,658 shares of common stock pursuant to presently exercisable options.

(9)	Includes 104,386 shares of common stock, 1,361 shares of common stock underlying warrants and 10,881 shares of common stock issuable pursuant to presently exercisable options or options which will become exercisable within sixty (60) days from the Record Date. Excludes 4,596 shares of common stock issuable pursuant to options which become exercisable after sixty (60) days from the Record Date.

(10)	Includes 131,023 shares of options issuable pursuant to presently exercisable options or options which will become exercisable within sixty (60) days from the Record Date. Excludes 7,574 shares of common stock issuable pursuant to options which become exercisable after sixty (60) days from the Record Date.

(11)	Includes 1,997 shares of common stock and 77,800 shares of options issuable pursuant to presently exercisable options.

(12)	See Notes 5 through 11.

STOCKHOLDERS’ PROPOSALS

Pursuant to our Amended and Restated Bylaws, because this is a special meeting of stockholders and we are not electing directors, our stockholders may not propose business to be brought at the Meeting.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements. This means that only one (1) copy of our proxy statement may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of our proxy statement to you if you call or write us at the following address or phone number: Sevion Therapeutics, Inc., 10210 Campus Point Drive, Suite 150, San Diego, California 92121 858-909-0749. If you want to receive separate copies of the proxy statement (and any other documents sent therewith) in the future or if you are receiving multiple copies and would like to receive only one (1) copy for your household, you should contact your bank, broker, or other nominee record holders, or you may contact us at the above address and phone number.

OTHER MATTERS

Our board is not aware of any matter to be presented for action at the Meeting other than the matters referred to above and does not intend to bring any other matters before the Meeting. However, if other matters should come before the Meeting, it is intended that holders of the proxies will vote thereon in their discretion.

GENERAL

The accompanying proxy is solicited by and on behalf of our Board of Directors, whose Notice of Meeting is attached to this proxy statement, and the entire cost of such solicitation will be borne by us. Our officers and selected employees may solicit proxies from stockholders. In addition to the use of the mails, proxies may be solicited by personal interview, telephone and telegram by our directors, officers and other employees who will not be specially compensated for these services. We will also request that brokers, nominees, custodians and other fiduciaries forward soliciting materials to the beneficial owners of shares held of record by such brokers, nominees, custodians and other fiduciaries. We will reimburse such persons for their reasonable expenses in connection therewith

Certain information contained in this proxy statement relating to the occupations and security holdings of our directors and officers is based upon information received from the individual directors and officers.

WE WILL FURNISH, WITHOUT CHARGE, A COPY OF OUR SEC REPORTS TO EACH OF OUR STOCKHOLDERS OF RECORD ON THE RECORD DATE AND TO EACH BENEFICIAL STOCKHOLDER ON THAT DATE UPON WRITTEN REQUEST MADE TO OUR SECRETARY. A REASONABLE FEE WILL BE CHARGED FOR COPIES OF REQUESTED EXHIBITS.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE OR VOTE VIA TELEPHONE OR THE INTERNET. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

By Order of the Board of Directors

/s/ James Schmidt

James Schmidt
Secretary

San Diego, California

[•], 2017

Appendix A

CERTIFICATE OF AMENDMENT

OF

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

SEVION THERAPEUTICS, INC.

Sevion Therapeutics, Inc. (the “Corporation”), a corporation duly organized and validly existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”);

DOES HEREBY CERTIFY AS FOLLOWS:

FIRST: The name of the corporation (hereinafter, the “Corporation”) is: Sevion Therapeutics, Inc.

SECOND: The Amended and Restated Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of Delaware on January 22, 2007 (the “Restated Certificate”), a Certificate of Amendment of the Restated Certificate was filed with the office of the Secretary of State of Delaware on each of December 13, 2007, September 22, 2009, May 25, 2010, December 22, 2011, April 1, 2013 and October 16, 2013 (effective October 21, 2013), two Certificates of Designations were filed with the office of the Secretary of State of Delaware on March 31, 2010 and one Certificate of Designation was filed with the office of the Secretary of State of Delaware on April 30, 2015 (the “Amendment” together with the Restated Certificate, the “Charter”).

THIRD: The Charter is hereby amended as follows:

(a) The section of Article FOURTH that was added to the Charter by the Certificate of Amendment of the Restated Certificate, dated October 16, 2013, is hereby deleted in its entirety and replaced by the following new paragraph:

“Upon this Certificate of Amendment becoming effective pursuant to the General Corporation Law of the State of Delaware (the “Effective Time”), the shares of Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time (the “Old Common Stock”) shall be reclassified into a different number of shares of Common Stock (the “New Common Stock”) such that each two to one-hundred shares of Old Common Stock shall, at the Effective Time, be automatically reclassified into one share of New Common Stock, the exact ratio within the foregoing range to be determined by the Board of Directors of the Corporation prior to the Effective Time and publicly announced by the Corporation. From and after the Effective Time, certificates representing the Old Common Stock shall represent the number of whole shares of New Common Stock into which such Old Common Stock shall have been reclassified pursuant to the immediately preceding sentence. No fractional shares of Common Stock shall be issued as a result of such reclassification. In lieu of any fractional shares to which the stockholder would otherwise be entitled, the Corporation shall pay cash equal to such fraction multiplied by the then fair value of the Common Stock as determined in good faith by the Board of Directors of the Corporation.

From and after the Effective Time, the term “New Common Stock” as used in this Article IV shall mean Common Stock as provided in this Amended and Restated Certificate of Incorporation. The par value of the New Common Stock shall be $0.01 per share.”

FOURTH: The foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the DGCL.

FIFTH: This Certificate of Amendment shall be deemed effective upon its filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate of Amendment on this [_] day of [_________], 2017.

SEVION THERAPEUTICS, INC.

By:
Name:
Title:

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

**ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS**
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

**VOTE BY PHONE - 1-800-690-6903**
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

**VOTE BY MAIL**
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

**THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.**

DETACH AND RETURN THIS PORTION ONLY

**The Board of Directors recommends you vote FOR proposals 1 and 2.**

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

| Signature [PLEASE SIGN WITHIN BOX] | Date | Signature (Joint Owners) | Date |
|---|---|---|---|

0000347478_1 R1.0.1.17